Exhibit 10.14

THIRD AMENDMENT TO CONSULTING AGREEMENT
Exhibit A to the Consulting Agreement (the “Agreement”) between Pulmonx International Sàrl (“Company”) and Orsco Life Sciences AG (“Consultant”) effective as of October 1, 2013, as amended, is hereby amended and restated to read as follows:
“EXHIBIT A
COMPENSATION
1.    In consideration of Consultant’s performance of the Services outlined in Section 1, above, effective as of May 1, 2015, Company will pay Consultant the annual rate of 60,000 Swiss Francs in arrears after the end of each calendar quarter, within 30 days following the receipt of invoices. “
These changes will be effected and become part of the Agreement on May 1, 2015. With the exception of the above modifications, all other provisions of the Consulting Agreement remain in full force and effect.

Place and date	Place and date

Neuchâtel, April 27, 2015	Zug 23/4/2015

Company	Consultant
Pulmonx International Sàrl	Orsco Life Sciences AG

/s/ Martin Schneider	/s/ Oern Stuge
Martin Schneider	Oern Stuge
VP & CFO

Pulmonx International Sàrl, Rue de la Treille 4, CH-2000 Neuchâtel - www.pulmonx.com